UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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NETLIST, INC.
(Name of Registrant as Specified in its Charter)
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NETLIST, INC.

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Netlist, Inc., a Delaware corporation (the “Company,” “Netlist,” “we,” “us”  or “our”), to be held on Wednesday, May 31, 2017 at 10:00 a.m., Pacific Time, at the offices of Merrill Corporation at 2603 Main Street, Suite 610, Irvine, California 92614, for the following purposes, which are further described in the accompanying proxy statement:

1.	To elect six directors to our Board of Directors, each to serve until our 2018 annual meeting of stockholders and until his successor is duly elected or appointed and qualified;
2.	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017;
3.	To amend our Restated Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 90,000,000 to 150,000,000; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. We encourage you to sign and return your proxy before the Annual Meeting so that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person.

Thank you for your ongoing support of and interest in Netlist.

Sincerely,
Gail Sasaki Vice President, Chief Financial Officer and Secretary

May 1, 2017

NETLIST, INC.

175 Technology

Suite 150

Irvine, California 92618

(949) 435‑0025

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Netlist, Inc. (the “Company,” “Netlist,” “we,” “us” or “our”) will be held on Wednesday, May 31, 2017 at 10:00 a.m., Pacific Time, at the offices of Merrill Corporation at 2603 Main Street, Suite 610, Irvine, California, 92614, for the following purposes, which are further described in the accompanying proxy statement:

1.	To elect six directors to our Board of Directors, each to serve until our 2018 annual meeting of stockholders and until his successor is duly elected or appointed and qualified;
2.	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017;
3.	To amend our Restated Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 90,000,000 to 150,000,000; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote “FOR” all of the director nominees (proposal 1), “FOR” the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017 (proposal 2) and “FOR” an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock (proposal 3).

Only stockholders of record at the close of business on April 3, 2017 are entitled to receive notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for examination at the Annual Meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for 10 days prior to the Annual Meeting at our principal executive offices at 175 Technology, Suite 150, Irvine, California 92618.

To obtain directions to attend the Annual Meeting and vote in person, please call Investors Relations at (212) 986‑6667. We have enclosed our 2016 annual report, including financial statements, and the proxy statement with this notice of the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS.

By order of the Netlist Board of Directors,

Gail Sasaki
Vice President, Chief Financial Officer and Secretary

Irvine, California

May 1, 2017

NETLIST, INC.

175 Technology, Suite 150

Irvine, California 92618

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

NETLIST, INC.

175 Technology, Suite 150

Irvine, California 92618

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Netlist, Inc., a Delaware corporation (the “Company,” “Netlist,” “we,” “us” or “our”), is sending you this proxy statement (this “Proxy Statement”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which we will hold at the offices of Merrill Corporation at 2603 Main Street, Suite 610, Irvine, California 92614, on Wednesday, May 31, 2017 at 10:00 a.m., Pacific Time, or any adjournment or postponement thereof, for the purposes described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Unless you instruct otherwise in the proxy, any proxy that is not revoked will be voted at the Annual Meeting as follows:

(1)	To elect each director nominee to our Board of Directors;

(2)	to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017;

(3)	to amend our Restated Certificate of Incorporation (our “Restated Certificate”) to increase the number of shares of our common stock that we are authorized to issue from 90,000,000 to 150,000,000; and

(4)

with regard to all other matters as may properly come before the Annual Meeting, in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in their best judgment.

Delivery of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to deliver our proxy materials, including this Proxy Statement, our annual report on Form 10-K (the “Annual Report”) for our fiscal year ended December 31, 2016 (“Fiscal 2016”) and a proxy card for the Annual Meeting, to our stockholders by mail or, if a stockholder has previously agreed, by e-mail. Accordingly, we expect to mail or, to stockholders who have agreed, e-mail this Proxy Statement and our other proxy materials to our stockholders on or about May 2, 2017. If you would like to receive our proxy materials for future annual meetings of our stockholders by e-mail rather than by mail, you may submit such consent to electronic delivery by writing to the attention of our Corporate Secretary at the address of our principal executive offices or by following the instructions on the accompanying proxy card.

In addition, we are also making all of our proxy materials available on the Internet. Applicable SEC rules require us to notify our stockholders of the availability of our proxy materials on the Internet with the following notice:

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on Wednesday, May 31, 2017

This Proxy Statement and the Annual Report are available at

http://proxy.netlist.com

Record Date and Shares Outstanding

All stockholders that owned our common stock at the close of business on April 3, 2017, the date fixed by the Board as the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on April 3, 2017, there were 61,736,455 outstanding shares of our common stock.

Voting Matters

Voting Rights

Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting.

Quorum Requirements

The presence, in person or by a proxy relating to any matter to be acted upon at the Annual Meeting, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non‑votes, which are explained under “Voting Requirements” below, as well as shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present at the Annual Meeting for purposes of obtaining a quorum.

Voting Requirements

Generally, a “broker non‑vote” occurs when shares held in “street name” (that is, shares held of record by a broker or other nominee for a beneficial owner) are not voted with respect to a particular proposal because the broker or other nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal (that is, the power to vote the shares without receiving such voting instructions from the beneficial owner). Under applicable rules, brokers or other nominees only have discretionary voting power with respect to matters that are considered routine, but not with respect to matters that are considered non‑routine. For the Annual Meeting, Proposal No. 1 (election of directors) is considered a non‑routine matter and Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm) and Proposal No. 3 (amendment to our Restated Certificate to increase the number of authorized shares of our common stock) are considered routine matters. As a result, at the Annual Meeting, a broker or other nominee cannot vote shares held in street name without receiving specific voting instructions from the beneficial owner on Proposal No. 1, but is entitled to vote such shares without receiving such voting instructions on Proposals No. 2 and 3.

Under our Amended and Restated Bylaws (our “Bylaws”), when a quorum is present at any meeting, directors are elected by a plurality of the votes cast by stockholders entitled to vote in the election of directors and all other matters are determined by a majority of the votes cast affirmatively or negatively on the proposal, except when a different vote is required by law, the national securities exchange on which we are listed, our Restated Certificate or our Bylaws. Abstentions and broker non‑votes are not considered to be votes cast on a proposal. As a result, at the Annual Meeting:

1.

Proposal No. 1 will be determined by a plurality of the votes cast on the proposal, meaning that the six nominees receiving the highest number of votes will be duly elected as directors, and abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal;

2.

Proposal No. 2 must be approved by the affirmative vote of a majority of the votes cast on the proposal, abstentions, if any, will have no effect on the outcome of this proposal, and broker non-votes are not expected to occur on this proposal; and

3.

Proposal No. 3 must be approved by the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date for the Annual Meeting, which is required by applicable law, and abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

Below is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Auditor	Majority of Votes Cast	Routine	Abstentions will have no effect Broker non-votes are not expected to occur
3: Increase to Authorized Shares of Common Stock	Majority of Outstanding Shares	Routine	Same effect as a negative vote

As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented at the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment.

How to Vote

Stockholders of Record

If you are a stockholder of record, meaning that at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you may vote your shares either by taking any one of the following actions:

1.	attending the Annual Meeting and voting in person;

2.	submitting a proxy by mail, which can be done by completing and signing the accompanying proxy card and mailing it in the envelope provided; or

3.	submitting a proxy by telephone or the Internet, which can be done by following the instructions on the proxy card for the Annual Meeting.

Votes cast in person or by a mailed proxy must be received no later than the close of voting at the Annual Meeting to be counted, and votes cast by telephone or the Internet must be received by 1:00 a.m., Pacific Time, on May 31, 2017 to be counted. If the Annual Meeting is postponed or adjourned, a properly submitted proxy will remain valid and will be voted at the postponed or adjourned meeting unless it is revoked before it is actually voted, as described below.

If you are a stockholder of record and submit your proxy, you may revoke it at any time before it is used by taking any of the following actions (any of which will automatically revoke an earlier-provided proxy):

1.	voting in person at the Annual Meeting;

2.	delivering written instructions to our Secretary at the address of our principal executive offices; or

3.	delivering a later-dated proxy to us at the address of our principal executive offices.

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares of our common stock that are held in street name, then you will receive a notice from your broker or other nominee that includes instructions on how to vote your shares. Your broker or other nominee may allow you to deliver your vote via the Internet or by phone. In addition, if you are a beneficial owner, you will receive instructions from your broker or other nominee regarding how to revoke a previously submitted proxy or otherwise change your voting instructions. As a result, beneficial owners should follow the instructions provided by their brokers or other nominees in order to vote their shares at the Annual Meeting.

If you hold your shares in street name and you wish to attend or vote in person at the Annual Meeting, then you must bring certain items with you in order to gain admission to and vote at the Annual Meeting, as described under “Attending and Voting at the Annual Meeting” below.

Attending and Voting at the Annual Meeting

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot for voting at the Annual Meeting. If you elect to attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, to gain admission. Additionally, if you hold your shares in street name and you decide to attend and vote at the Annual Meeting in person, you will need to bring a copy of a brokerage statement reflecting your ownership of our common stock as of the record date for the Annual Meeting, as well as a legal proxy issued in your name from your broker or other nominee. Contact your broker or other nominee for more information about how to obtain a legal proxy.

We encourage you to submit your proxy or voting instructions in advance of the Annual Meeting to ensure that your vote will be counted. Submitting your proxy prior to the Annual Meeting will not affect your right to vote in person should you decide to attend the Annual Meeting, but your presence at the Annual Meeting will not in itself revoke a submitted proxy. In order to do so, you must cast a written ballot at the Annual Meeting and your proxy will be revoked as to the matters on which the ballot is cast.

Proxy Solicitation

We will pay the costs of preparing, assembling, printing and mailing this Proxy Statements and our other proxy materials to our stockholders, as well as all other costs of soliciting proxies for the Annual Meeting. We may request brokers or other nominees to solicit their customers who beneficially own shares of our common stock held of record by the broker or other nominee, and we will reimburse these brokers or other nominees for their reasonable out‑of‑pocket expenses in making these solicitations. Solicitations will be made primarily through the delivery of this Proxy Statement and our other proxy materials to stockholders and the availability of these materials on the Internet, but may be supplemented by telephone, facsimile, e‑mail and personal solicitation by our officers, directors and employees. No additional compensation will be paid to our officers, directors or employees for these activities. We engaged a Georgeson LLC to assist us with soliciting proxies with an associated fee of approximately $8,000.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has recommended, and our Board of Directors has nominated, Chun K. Hong, Jeff Benck, Charles F. Cargile, Jun S. Cho, Kiho Choi and Blake A. Welcher for election or re-election as our directors at the Annual Meeting. All of these individuals are currently members of our Board of Directors, except for Kiho Choi, as described below.

On the date of this Proxy Statement, the members of our Board are Chun K. Hong, Jeff Benck, Charles F. Cargile, Jun S. Cho, Vincent Sheeran and Blake A. Welcher. Of these six directors, the Board has nominated five for re-election to another term. Mr. Sheeran will not stand for re-election at the Annual Meeting and his term as a director will end at the commencement of the Annual Meeting. Mr. Choi, who was identified and recommended by Mr. Hong, has been selected to stand for election to the Board of Directors to fill the seat that will be vacant upon the expiration of Mr. Sheeran’s term.

Each director nominee named in this Proxy Statement has consented to being named as a nominee and has agreed to serve as a director, if elected. The persons named as proxies in the accompanying proxy card will vote the shares covered by any properly submitted proxy card for the election of each of the director nominees named in this Proxy Statement, unless the proxy card indicates otherwise. The accompanying proxy card contains a discretionary grant of authority with respect to this proposal, so that if one or more of the named director nominees are unable or unwilling to serve, the persons named as proxies may vote for the election of any substitute nominees that our Board of Directors may propose. However, the persons named as proxies may not vote for a greater number of persons than the total number of directors to be elected at the Annual Meeting, which is six.

There is no arrangement or understanding between any director nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company. There are no family relationships between any of our directors, director nominees or executive officers.

Director Nominees

The table and narrative below provide each director nominee’s age as of April 3, 2017, tenure as a director of our Company and current positions with our Company (if applicable), as well as information about each nominee’s business experience, other public company director positions held currently or at any time in the last five years, involvement in certain legal or administrative proceedings, if any, and experiences, qualifications, attributes and skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominee should serve as a director of our Company. In addition to each nominee’s specific qualifications and skills described below, we believe that each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board competence and experience in a wide variety of areas, including corporate governance and board service, executive management, financial reporting, law and regulation, experience in the memory systems market, the semi-conductor industry, licensing, and experience with customers and manufacturers worldwide.

Name	Age	Board Member Since
Chun K. Hong	56	2000
Jeff Benck	52	2016
Charles F. Cargile	52	2013
Jun S. Cho	57	2014
Kiho Choi	61	-
Blake A. Welcher	55	2013

Chun K. Hong is one of the founders of Netlist and has been our President and Chief Executive Officer and a director since our inception. Mr. C.K. Hong assumed the title of Chairman of the Board of Directors in January 2004. Prior to his tenure at Netlist, Mr. C.K. Hong has served in various other executive positions including President and Chief Operating Officer of Infinilink Corporation, a DSL equipment company, as Executive Vice President of Viking Components, Inc., a memory subsystems manufacturing company, and as General Manager of Sales at LG Semicon Co., Ltd., a public semiconductor manufacturing company in South Korea. Mr. C. K. Hong received his Bachelor of Science degree in economics from Virginia Commonwealth University and his Master of Science degree in technology management from Pepperdine University’s Graduate School of Management. As one of our founders and as our Chief Executive Officer, Mr. C.K. Hong brings to the Board extensive knowledge of our organization and our market.

Jeff Benck joined the Netlist Board of Directors in June 2016. He is currently President, Chief Executive Officer and Director of Lantronix, a global IoT solutions provider. Prior to joining Lantronix in December 2015, he served as President and Chief Executive Officer of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions, from July 2013 to May 2015, when Emulex was acquired by Avago Technologies. Mr. Benck joined Emulex in May 2008 as Executive Vice President and Chief Operating Officer and was subsequently appointed to President and Chief Operating Officer in August 2010. Prior to joining Emulex, Mr. Benck was the President and Chief Operating Officer of QLogic, a supplier of storage networking solutions. Mr. Benck began his career at IBM, a global leader in information technology and services, and for 18 years held various executive leadership roles, including Vice President of xSeries, BladeCenter and Retail Store Solutions development. Mr. Benck holds a Master’s of Science degree in management of technology from University of Miami and a Bachelor’s of Science degree in mechanical engineering from Rochester Institute of Technology. He is also a distinguished inventor in the computer systems field and holds six U.S. patents. Mr. Benck brings to Netlist’s Board of Directors a track record of leadership and breath of expertise spanning technology development, intellectual property management and customer engagement.

Charles F. Cargile joined the Netlist Board in August 2013. He currently serves as Chief Executive Officer of Sunworks, Inc., a leading provider of solar power solutions. Prior to joining Sunworks, Mr. Cargile was Senior Vice President, Chief Financial Officer and Treasurer of Newport Corporation, a global supplier of advanced-technology products and systems, from 2000 to June 2016, when Newport Corporation was acquired by MKS Instruments. While at Newport, Mr. Cargile was responsible for all aspects of finance, accounting, information technology and strategic planning, including acquisitions and divestitures. Prior to Newport, Mr. Cargile held a number of executive positions at York International Corporation and Flowserve Corporation. Mr. Cargile has a Professional Director Certification from the American College of Corporate Directors, and he serves on the Boards of Sunworks, Reeds, Inc., and Photon Control, Inc.  Mr. Cargile holds a Master's degree in Business Administration from the Marshall School of Business at the University of Southern California and a Bachelor of Science degree in Accounting from Oklahoma State University. Mr. Cargile brings more than 25 years of public company experience to Netlist’s Board of Directors, and has an extensive background in strategic development, capital structures and international operations.

Jun S. Cho joined the Netlist Board in November 2014. He currently serves as General Counsel to FCA Asia Pacific and Vice President and Assistant General Counsel to FCA US LLC (formerly called Chrysler Group LLC), a global automobile company. He has more than 18 years of experience as legal counsel for the FCA and over 10 years of experience in the Asia Pacific region leading FCA’s initiatives in technology licensing, product distribution, M&A transactions and joint ventures, from his bases in Beijing and Shanghai. Prior to FCA, Mr. Cho specialized in international financing and corporate transactions working for global-reaching law firms including Debevoise & Plimpton in New York, Kim & Chang in Seoul, Korea and Arnold & Porter in Washington D.C. Mr. Cho holds a J.D. degree from the New York University School of Law and is admitted to the bar in the state of New York and in Washington D.C. He received his undergraduate degree in economics from the College of William and Mary. Mr. Cho brings to Netlist’s Board of Directors his considerable legal background and extensive experience with complex organizations and transactions.

Kiho Choi will join the Board upon his election at the Annual Meeting. In 2005, Mr. Choi established Choi, Kim & Park, LLP (“CKP”), the largest Korean American full service CPA firm in US, in 2005, and is currently the Managing Partner of CKP. In this role, Mr. Choi is responsible for directing the SEC and international company audit service and management and financing consulting practices of the firm. Mr. Choi began his public accounting career in

1989 in the Assurance and Consulting Division of Watkins, Meegan, Drury & Co, LLC in Washington D.C., a full service regional accounting and consulting firm specializing in government, financial institutions, and non-profit organizations. In this role, Mr. Choi had responsibility for auditing banks and government contractors and, as a director in-charge of resolution service division, was responsible for receivership accounting and consulting services to failed savings and loan banks for Resolution Trust Corporation and FDIC. After that, Mr. Choi joined Kim & Lee, LLP, a Korean-American CPA firm, in 1995 as a partner responsible for the firm’s audit and consulting practice. Mr. Choi is a graduate of the University of Illinois, at Chicago, receiving both a Bachelor’s and Master’s of Science degrees in Accounting. Mr. Choi brings to Netlist’s Board of Directors his significant accounting and financial expertise, as well as his extensive senior management experience.

Blake A. Welcher joined the Netlist Board in August 2013. Mr. Welcher served as Executive Vice President, General Counsel and Corporate Secretary of DTS, Inc., a consumer electronics company, until December 2016, when DTS was sold to Tessera Technologies. Mr. Welcher had been a member of the DTS executive team since March 2000. As General Counsel, Intellectual Property, at DTS, he managed the licensing operations and was instrumental in building key assets that have led to DTS’ success. Mr. Welcher led DTS’ legal licensing functions, collaborated with key partners and worked to establish DTS as a global name in consumer electronics. Mr. Welcher holds a bachelor’s degree in Aeronautical Engineering from California Polytechnic State University at San Luis Obispo, a Juris Doctorate and Masters of Intellectual Property degree from Franklin Pierce Law Center (University of New Hampshire School of Law) and is a U.S. licensed Patent Attorney. Mr. Welcher brings more than 20 years of industry experience to Netlist’s Board of Directors with his extensive background in worldwide licensing operations, corporate governance, risk management, intellectual property and legal affairs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
ALL OF THE NAMED DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that each of our director nominees, each of our current directors and each of our directors serving at any time in Fiscal 2016, other than our President and Chief Executive Officer, Mr. Hong, is an independent director within the meaning of Marketplace Rule 5605(a)(2) of The Nasdaq Stock Market LLC (“Nasdaq”). In making this determination, the Board of Directors reviewed and discussed information provided by the directors, nominees and management regarding each director’s and nominee’s business and personal activities as they may relate to our Company.

Board Function and Meetings

In general, the Board is responsible for oversight of the business and affairs of the Company, determination of the Company’s mission, long-term strategy and objectives and management of the Company’s risks. Our Board of Directors met or had calls eight times in Fiscal 2016, and each director attended at least 75% of all meetings of the Board and all meetings of the Board committees on which he served that were held during Fiscal 2016. We do not have a policy requiring that directors attend our annual meeting of stockholders, and none of our independent directors attended our 2016 annual meeting of stockholders.

Board Committees

Our Board of Directors has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which is described below. The Board has adopted a written charter for each of these committees, all of which are available on our website, http://www.netlist.com. Our Board may also create additional committees from time to time, including committees relating to pending litigation proceedings or other significant corporate matters or committees to approve financing or other strategic transactions.

Audit Committee

Our Audit Committee is currently composed, and has been composed at all times in Fiscal 2016, of the following three members: Messrs. Cargile (chair), Sheeran and Welcher. Upon the end of Mr. Sheeran’s term as a director and the election of Mr. Choi at the Annual Meeting, Mr. Choi will be appointed by our Board as a member and the chair of the Audit Committee. Our Board has affirmatively determined that each person serving currently or at any time in Fiscal 2016 or proposed to serve as a member of the Audit Committee meets all applicable independence and financial expertise requirements under Nasdaq and SEC rules. Our Board of Directors has determined that each of Messrs. Cargile and Choi qualifies as an “audit committee financial expert” in accordance with applicable SEC rules. Our Audit Committee met four times in Fiscal 2016 and met with our independent registered public accounting firm without management present at each such meeting.

The primary functions of our Audit Committee are, among other things, to:

•

oversee our financial reporting process, including discussing with our independent registered public accounting firm the scope and plans for all annual audits and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our accounting and financial controls, systems to monitor and manage business risk, and legal and ethical compliance programs;

•	review with management and our independent registered public accounting firm all audited and interim financial statements of the Company;
•	review and approve in advance any transactions by us with related parties;

•	appoint, terminate, replace, ensure the independence of and oversee our independent registered public accounting firm;
•	pre‑approve all audit services and, subject to a “de minimus” exception, all permissible non-audit services to be performed by the independent registered public accounting firm;
•	be responsible for setting the corporate tone for quality financial reporting and sound business risk practices and ethical behavior; and
•	establish procedures for the confidential and anonymous submission, receipt, retention and treatment of concerns or complaints regarding accounting, internal accounting controls and auditing matters.

Compensation Committee

Our Compensation Committee is currently composed of the following three members: Messrs. Cho (chair), Sheeran and Benck. Messrs. Cho and Sheeran served the entire year of 2016, Mr. Benck joined the committee on October 7, 2016. Upon the end of Mr. Sheeran’s term as a director and the election of Mr. Choi at the Annual Meeting, Mr. Choi will be appointed by our Board as a member of the Compensation Committee. Our Board has affirmatively determined that each person serving currently or at any time in Fiscal 2016 or proposed to serve as a member of the Compensation Committee meets all applicable independence requirements under, and taking into account the factors set forth in, Nasdaq and SEC rules, is a “non‑employee director” as that term is defined under Rule 16b‑3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and is an “outside director” as that term is defined in Internal Revenue Service (“IRS”) regulations. The Compensation Committee met four times during Fiscal 2016.

The primary functions of our Compensation Committee are, among other things, to:

•

review and approve, or make recommendations to the Board regarding, our programs and arrangements for our executive officers, including salary, incentive compensation, equity compensation and perquisite programs;

•

review and approve on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer and the evaluation process and compensation structure for all of our executive officers;

•	assist the Board in developing and evaluating potential candidates for executive positions and oversee the development of executive succession plans; and
•	review and act as administrator of our incentive compensation and other stock-based plans.

Pursuant to its charter, the Compensation Committee may select, retain and terminate such legal counsel, compensation consultants and other experts or advisors as it deems necessary or appropriate in its sole discretion and has the authority to approve the fees and retention terms relating to any such consultants or advisors. In Fiscal 2016, no such consultants or advisors were retained to assist in determining or recommending the amount or form of executive and director compensation. The Compensation Committee charter also permits the Compensation Committee to form and delegate any of its responsibility to subcommittees as it deems necessary or appropriate in its sole discretion, and our Amended and Restated 2006 Equity Incentive Plan (the “Equity Plan”) permits the Compensation Committee, as the administrator of such plan, to delegate to management the authority to grant awards under such plan of up to 25,000 shares of our common stock. Pursuant to its charter, the Compensation Committee may invite any director, officer or employee of the Company to be present at meetings of the Compensation Committee, subject to maintenance of the confidentiality of compensation discussions. Our Chief Executive Officer and our Chief Financial Officer generally participate in meetings of the Compensation Committee at the committee’s request in order to, among other things, make presentations regarding Company and individual performance goals for our executives and other senior employees, which are typically discussed on a semi-annual basis, cash bonus and equity award levels for our executives and other senior employees based on achievement of such performance goals, and changes to base salaries for our executives or other senior employees, if applicable. The Compensation Committee reviews and considers these recommendations, but makes all compensation decisions for the executive officers based on its own judgment and discretion and based on factors it deems relevant. Our Chief Executive Officer is not involved in discussions about or the determination of any aspect of his own compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of the following three members: Messrs. Welcher (chair), Cargile and Cho. Mr. Sheeran served as a member of this committee until October 7, 2016, when Messrs. Cargile and Cho joined the committee. Our Board has affirmatively determined that each person serving currently or at any time in Fiscal 2016 as a member of the Nominating and Corporate Governance Committee meets all applicable independence requirements under Nasdaq rules. The Nominating and Corporate Governance Committee met four times in Fiscal 2016.

The primary functions of our Nominating and Corporate Governance Committee are, among other things, to:

•	lead the search for individuals qualified to become members of the Board and select director nominees to be presented at our annual meetings of stockholders;
•	review the standards to be applied by the Board in making determinations as to whether a director satisfies applicable independence requirements;
•	review the Board’s structure and the Board’s committee structure and make recommendations as appropriate, including recommending to the Board the directors to serve as members of each Board committee;
•	conduct an annual performance evaluation of the Board and its committees;
•	advise the Board on candidates for the positions of Chairman of the Board, Lead Independent Director, Chief Executive Officer and other executive officer positions;
•	develop, recommend to the Board and review at least annually a set of corporate governance guidelines and a code of business conduct and ethics; and
•

review changes in legislation, regulations and other developments impacting corporate governance and make recommendations to the Board with respect to these matters and corporate governance matters generally.

Board Leadership Structure

Both the Chairman of the Board and the Chief Executive Officer positions are currently held by Mr. Hong. The Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because, as one of our founders and due to his involvement in our day‑to‑day operations, he possesses in‑depth knowledge of the issues, opportunities and challenges facing the Company and is best positioned to develop agendas that ensure the Board’s time and attention are focused on our most critical matters. The Board also believes that Mr. Hong’s combined role, along with his significant ownership in the Company, increases accountability, promotes strategy development and execution and facilitates information flow between management and the Board of Directors, all of which are essential to the effective governance of our Company. In addition, we have designated Mr. Cargile as our Lead Independent Director, a position held by an independent director who serves in a lead capacity to coordinate the activities of the other independent directors, call and chair executive sessions of the Board, assist with the preparation of the agenda for each Board meeting and perform such other board leadership duties and responsibilities as the Board of Directors may determine. The Board believes that the establishment of our Lead Independent Director position, along with the independent nature of our Board committees and the regular meetings of our independent directors in executive session, collectively provide our Board with a level of independent oversight (including risk oversight) of management that is appropriate in light of the small size of our Board, the Company’s stage of development and our continued commitment to good governance practices.

Identifying and Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to become members of our Board of Directors and recommending to the Board proposed nominees for Board membership.

Criteria and Qualifications

In identifying and recommending qualified director candidates, the Nominating and Corporate Governance Committee reviews and evaluates each proposed individual’s skills, expertise, industry and other knowledge and business and other experience that may be useful to the effective oversight of the Company’s business. In evaluating continuing directors, the Board also considers an individual’s past contributions to the Board and the tenure or the continuing director.  Under the Nominating and Corporate Governance Committee charter, the qualifications to be considered in the selection of director candidates, among others as the committee deems relevant, are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation. Additionally, since prominence and reputation in a particular profession or field of endeavor are what brings most prospective director candidates to the Board’s attention, the Nominating and Corporate Governance Committee also considers whether a prospective candidate has the time available to devote to the work of the Board and one or more of its committees. Further, although we do not have a formal policy regarding director diversity, we believe a diverse Board encourages new ideas and expands the knowledge base available to management and the Nominating and Corporate Governance Committee considers the diversity of director candidates, including age, skills, and experience, in evaluating prospective director candidates in the context of the needs of the Board as a whole. The Committee also reviews the activities and associations of each prospective director candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board.

Except as described above, our Nominating and Corporate Governance Committee does not have a set of specific or minimum criteria or qualifications for membership on our Board of Directors. The Nominating and Corporate Governance Committee does, however, recognize that, pursuant to our Corporate Governance Guidelines and applicable regulatory requirements, at least one member of our Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules, at least a majority of our Board of Directors must qualify as independent directors under applicable Nasdaq rules, and the members of certain of our Board committees must satisfy enhanced independence criteria under applicable Nasdaq and SEC rules.

Stockholder Recommendations of Director Candidates

Our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee does not evaluate director candidates differently based on whether the candidate is recommended by a stockholder or otherwise, and any stockholder-recommended candidate would be included in and evaluated in the same manner as the pool of other prospective director candidates. Any such submission should be made in writing to our Secretary at the address of our principal executive offices and should include the name, address and a current resume and curriculum vitae of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. Any stockholder-proposed candidate that is selected by our Nominating &Governance Committee would be recommended by this committee as a director nominee to the Board, which would then consider and evaluate the candidate and, if approved, appoint the individual as a director to a vacant seat on the Board or include the individual in the Board’s slate of recommended director nominees for election at our next annual meeting of stockholders.

Stockholder Nominations of Directors

Our Bylaws provide that any stockholder who is entitled to vote at an annual meeting of our stockholders and who complies with the notice requirements set forth in our Bylaws may nominate persons for election to our Board of Directors at the annual meeting. These notice requirements provide that a stockholder desiring to nominate a director to our Board of Directors must do so by written notice delivered to or mailed and received by our Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the proposed director candidate is to be up for election. See “Stockholder Proposals or Director Nominees for 2018 Annual Meeting of Stockholders” below for information about these time periods in connection with our 2018 annual meeting of stockholders. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of our stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement. Please refer to the full text of the our Bylaws for additional information about these requirements. A copy of our Bylaws may be obtained by writing to our Secretary at the address of our principal executive offices or may be accessed on our website at http://www.netlist.com or through our SEC filings available at www.sec.gov.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

Our Board of Directors has adopted a set of Corporate Governance Guidelines to assist the Board and its committees in fulfilling its responsibilities to the Company’s stockholders to oversee the work of management and the Company’s business and operations. Our Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, all of our other executive officers and employees and all of our directors, which describes certain ethical principles we have established for the conduct of our business and outlines certain key legal requirements of which all employees must be generally aware and with which all employees must comply. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our website at http://www.netlist.com.

Board Role in Risk Oversight

Risk is inherent in every business. We face a number of risks, including business, operational, strategic, reputational, competitive, financial, legal and regulatory risks. In general, our management is responsible for the day-to-day management of the risks we face, while our Board is responsible for the oversight of risk management. The Board performs its risk oversight function as a whole, as well as through its committee structure.

The involvement of our full Board of Directors in setting our business strategy and objectives is integral to the Board’s assessment of our risks, as well as its assessment of what constitutes an appropriate level of risk for our Company and how best to manage our risks. In its risk oversight role, the Board receives regular reports and/or presentations from applicable members of management and from the committees of the Board regarding areas of significant risk, assesses these risks in the context of our business as a whole and individual transactions or arrangements, and addresses any risk issues with management throughout the year as necessary.

While our Board of Directors has ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular:

•	the Audit Committee oversees management of financial risks and related controls and processes and risks related to related party transactions;

•

the Compensation Committee oversees management of risks relating to our executive compensation programs and arrangements, including designing compensation programs that encourages a level of risk‑taking behavior that is appropriate for our Company’s executive officers and consistent with our business strategy and objectives; and

•

the Nominating and Corporate Governance Committee oversees management of risks relating to the composition of our Board and our corporate governance, including developing and reviewing our Code of Business Conduct and Ethics.

We believe our Board’s regular review and analysis of our risks and risk management policies, as well as the role of our independent Board committees in the Board’s performance of its risk oversight function, provide appropriate oversight of our risk management practices, policies and procedures.

Stockholder Communications with the Board of Directors

Any stockholder who desires to contact our Board of Directors or any member of our Board of Directors may do so by writing to our Board of Directors, care of our Secretary, at the address of our principal executive offices. Copies of any such written communication received by the Secretary will be provided to our full Board of Directors or the identified Board member, unless the communication is considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

DIRECTOR COMPENSATION

Non‑Employee Director Compensation

Our non‑employee directors receive annual cash compensation of $30,000, which is paid in four equal quarterly installments, and additional cash payments of $1,000 for each regularly scheduled Board meeting and each Board committee meeting not held on the same day as a Board meeting that is attended by the director. The Lead Independent Director and the chair of our Audit Committee each receive additional cash compensation of $5,000 per year. All of our directors, including our non‑employee directors, are also reimbursed for their reasonable out‑of‑pocket expenses incurred in attending Board and Board committee meetings.

In addition, each of our non‑employee directors is granted a stock option award to purchase up to 25,000 shares of our common stock upon his or her initial appointment or election to the Board of Directors, and a stock option award to purchase up to 20,000 shares of our common stock each year in which they continue to serve as a director. For awards granted to non-employee directors before March 3, 2017, all stock options are subject to vesting over four years, subject to continued service as a director on each vesting date, and for awards granted to non-employee directors after March 3, 2017, all stock options will be subject to vesting in one installment on the one-year anniversary of the grant date of the award. All stock option awards granted to non-employee directors are granted under the Company’s equity compensation plans then in effect and have an exercise price equal to the fair market value of our common stock on the grant date of the award.

Directors who are our employees receive no additional compensation for their services as directors.

Director Compensation

	Fees Earned
	or Paid	Option
Name (1)	in Cash ($)	Awards ($)(1)(2)		Total ($)
Jeff Benck	$18,750	$24,208	(3)	$42,958
Charles F. Cargile	$48,008	$15,162	(4)	$63,170
Jun S. Cho	$35,000	$15,162	(4)	$50,162
Vincent Sheeran(5)	$39,000	$15,162	(4)	$54,162
Blake A. Welcher	$38,000	$15,162	(4)	$53,162

(1)

Represents the grant date fair value of stock option awards granted in Fiscal 2016, measured in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used in the calculations for these amounts are described in Note 2 “Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 8 “Stockholders’ Equity—Stock-Based Compensation” to our consolidated financial statements included in the Annual Report.

(2)

At the end of Fiscal 2016, each of our non‑employee directors held stock options to purchase the following number of shares of our common stock: (i) Jeff Benck, 25,000; (ii) Charles F. Cargile, 85,000; (iii) Jun S. Cho, 65,000; (iv) Vincent Sheeran, 65,000 and (v) Blake A. Welcher, 85,000.

(3)

Represents a stock option award granted on June 20, 2016 to purchase up to 25,000 shares of our common stock at an exercise price of $1.15 per share, which vests and becomes exercisable in 16 equal quarterly installments, subject to continued service as a director on each vesting date.

(4)

Represents a stock option award granted on January 5, 2016 to purchase up to 20,000 shares of our common stock at an exercise price of $0.90 per share, which vests and becomes exercisable in 16 equal quarterly installments, subject to continued service as a director on each vesting date.

(5)

Mr. Sheeran’s term of service as a director will expire upon the commencement of the Annual Meeting. As a result, all of Mr. Sheeran’s outstanding stock options as of such date, described in footnote (1) above and of which 30,000 are or will be vested and exercisable as of the date of the Annual Meeting, will be forfeited if not exercised by Mr. Sheeran on or before August 29, 2017.

PROPOSAL No. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KMJ Corbin & Company LLP (“KMJ”) as our independent registered public accounting firm with respect to our consolidated financial statements for our fiscal year ending December 30, 2017 (“Fiscal 2017”). Representatives of KMJ are expected to attend the Annual Meeting and be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

In appointing KMJ as our independent registered public accounting firm, the Audit Committee considered KMJ’s independence with respect to the services to be performed and other factors that the Audit Committee and the Board of Directors believe are relevant and in the best interest of our stockholders. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise; however, as a matter of good corporate governance, the Audit Committee has decided to submit the appointment to stockholders for ratification. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In addition, if KMJ should decline to act or otherwise become incapable of acting as our independent registered public accounting firm or if KMJ’s engagement is otherwise discontinued for any reason, the Audit Committee will appoint another firm to serve as our independent registered public accounting firm for Fiscal 2017.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed to us for the indicated services performed by KMJ during Fiscal 2016 and our fiscal year ended January 2, 2016 (“Fiscal 2015”):

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$143,750	$146,190
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—
Total Fees	$143,750	$146,190

(1)Audit fees consist of fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. These fees also include fees for professional services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including the review of our registration statements on Form S‑3 and Form S‑8 and certain other related matters, such as the delivery of comfort letters and consents in connection with our registration statements.

(2)KMJ did not bill to us any audit‑related fees, tax fees or other fees in Fiscal 2016 or Fiscal 2015.

Pre‑approval Policies and Procedures

Our Audit Committee’s charter requires our Audit Committee to pre‑approve all audit and permissible non‑audit services to be performed for the Company by our independent registered public accounting firm, except for certain “de minimus” non‑audit services that may be ratified by the Audit Committee in accordance with applicable rules of the SEC, in order to assure that the provision of such services is compatible with maintaining the independence of our independent registered public accounting firm. Our Audit Committee pre‑approved all services performed by KMJ in Fiscal 2016 and Fiscal 2015.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Our Restated Certificate currently authorizes the issuance of 90,000,000 shares of our common stock. The Board of Directors is proposing for stockholder approval an amendment to the Restated Certificate to increase the number of shares of our common stock that we are authorized to issue from 90,000,000 shares to 150,000,000 shares. Our Restated Certificate also authorizes the issuance of 10,000,000 shares of preferred stock, which would remain unchanged by the proposed amendment. In addition, the par value of our common and preferred stock, $0.001 per share, would remain unchanged by the proposed amendment.

Current Capitalization

As of the record date, there were:

•	61,736,455 shares of our common stock issued and outstanding;
•	9,221,291 shares of our common stock issuable upon exercise of outstanding stock options, approximately 5,567,736 of which are exercisable;
•	839,950 shares of our common stock available for future grants under the Equity Plan, which amount is subject to annual increases pursuant to the terms of the Equity Plan;
•	2,924,184 shares of our common stock issuable upon exercise of outstanding warrants, all of which are exercisable at exercise prices ranging from $0.64 per share to $1.00 per share;
•

12,329,425 shares of our common stock issuable upon the conversion, at a conversion price of $1.25 per share, of $15,411,781 in outstanding principal and accrued interest under an outstanding convertible note; and

•

2,000,000 shares of our common stock issuable upon the exercise of an outstanding warrant that will become exercisable at an exercise price of $0.30 per share upon the Company’s redemption of such convertible note.

Based on the number of outstanding and reserved shares of common stock described above, the Company has only 948,695 shares of common stock available for issuance.

Purpose of the Amendment

In March 2017, the Board exercised its business judgment in determining that it is advisable and in the best interest of the Company and its stockholders to increase our authorized shares of common stock by 60,000,000 shares, and unanimously approved, subject to stockholder approval, the proposed amendment to our Restated Certificate to effect this increase. In making this determination and approval, the Board considered, among other things: our historical share issuance purposes and rates (as described in this section below); our anticipated future share requirements; recent practices at other public companies; and a recommendation from our management. Most importantly, pursuant to a waiver and amendment we entered into in August 2016 with an affiliate of Samsung Venture Investment Corporation, the holder of an outstanding convertible note and a related warrant, we are obligated to include this Proposal No. 3 in this Proxy Statement in order to comply with our share reservation obligations in connection with such convertible note and warrant. In the event that this Proposal No. 3 is not approved by our stockholders at the Annual Meeting, we will be required to convene a special meeting of our stockholders to again consider an amendment to our Restated Certificate to increase the number of authorized shares of our common stock. The waiver of our share reservation obligations under the convertible note and warrant expires December 31, 2017.

The Board of Directors believes the proposed increased to the authorized shares of our common stock is desirable to enhance the Company’s flexibility in taking possible future actions, including, for instance, raising capital, compensating employees, directors and other service providers with equity awards, effecting stock splits or stock dividends, and other corporate purposes. The Board believes the proposed increase will allow us to issue shares of our common stock efficiently and on a timely basis, which will allow us to take advantage of market conditions, the availability of favorable terms for financings or other transactions, and opportunities for potential acquisitions without the potential expense or delay incident to obtaining stockholder approval for each separate issuance. If this proposal is approved by our stockholders, the Board would generally be able to issue the additional authorized shares in its discretion from time to time without further action or approval by our stockholders, subject to and as limited by any rules or listing requirements of Nasdaq or any other then-applicable securities exchange or the requirements of applicable law. If this proposal is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties retaining and recruiting executives and other employees consistent with our business plans or an inability to effect potential future strategic or capital-raising transactions when desired or otherwise advantageous.

The newly authorized shares would be issuable for any proper corporate purpose. Historically, we have issued common stock (or securities exercisable for or convertible into common stock) for the following main reasons:

•	to raise capital;
•	in connection with strategic transactions and relationships;
•	to compensate our employees, directors and consultants through participation in our equity compensation plans; and
•	for other general corporate purposes.

Since January 2014, we have issued common stock or securities exercisable for or convertible into common stock totaling 51,723,288 shares on a fully diluted basis for the reasons described above, and our Board may desire to use our common stock in pursuit of these reasons in the future. Of these shares, since January 2014, we have issued equity awards under our equity compensation plans for a total of 9,221,291 shares of our common stock, and the Board believes that the availability of additional shares for future compensatory purposes is an important recruiting and retention tool.

Except with respect to the exercise or conversion of outstanding securities and in connection with our Equity Plan and awards granted thereunder, we currently have no specific understandings or commitments, oral or written, that would require us to issue a material amount of new shares of our common stock.

Potential Adverse Effects of the Amendment

Future issuances of our common stock or securities exercisable for or convertible into our common stock will likely have a dilutive effect on our earnings per share, book value per share and the voting power and percentage interest of our current stockholders. Because our stockholders do not have preemptive rights with respect to our common stock, they would not have preferential rights to purchase any additional shares we may issue in the future as a result of an increase to the authorized shares of our common stock. Consequently, any issuance of additional shares of our common stock, unless such issuance is pro-rata among existing stockholders, would increase the number of outstanding shares of our common stock and reduce the percentage ownership of existing stockholders. Depending on the terms of any such issuance, this dilution could be significant. At this time, it is impossible to predict the dilutive impact of future share issuances, if any. The level of any potential dilution would depend on a number of factors, including the price of our common stock at the time of any future issuance and the number of shares of our common stock then outstanding.

In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to effect a change in control of our Company or remove current management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our common stock in a private transaction to purchasers that would oppose a change in control attempt or favor current management, or could more easily dilute the stock ownership of a person or group seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction resulting in our acquisition by another company. The anti-takeover effect of the proposed amendment would be in addition to (i) the provisions of applicable Delaware law that may frustrate business combinations with large stockholders, (ii) other provisions in our Restated Certificate and our Bylaws that may also have an anti-takeover effect, such as certain advance notice requirements relating to stockholder proposals and director nominations, the prohibition on our stockholders from taking action by written consent, and our ability to issue up to 10,000,000 shares of preferred stock without stockholder approval, and (iii) the anti-takeover effect of our recently adopted stockholder rights agreement, which would, under certain specified circumstances, give our stockholders the right to acquire additional shares of our capital stock and would make it more difficult for a person or group to acquire a significant ownership percentage of our outstanding capital stock or attempt a hostile takeover of our Company.

Except as described above, the Company does not presently have any plans, intentions or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences, and the Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company. Further, this proposal is not being presented with the design or intent that it be used to prevent or discourage a change in control of our Company, changes to our management or an acquisition attempt. However, stockholders should be aware that nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Rights of Additional Authorized Shares of Common Stock

The additional authorized shares of our common stock, if and when issued, would have rights and privileges that are identical to the currently outstanding shares of our common stock.

Text and Effectiveness of the Amendment

We propose to effect the increase to our authorized shares of common stock by amending Article IV(A) of our Restated Certificate to read in its entirety as follows:

A.Classes of Stock.    The corporation is authorized to issue two classes of stock to be designated, respectively, “Serial Preferred Stock” and “Common Stock.” The total number of shares of stock which the corporation is authorized to issue is One Hundred Sixty Million (160,000,000) shares consisting of Ten Million (10,000,000) shares of Serial Preferred Stock, with a par value of $0.001 per share, and One Hundred Fifty Million (150,000,000) shares of Common Stock, with a par value of $0.001 per share.

The only change to the language of Article IV(A) is to increase the total number of shares of common stock that we may issue from 90,000,000 shares to 150,000,000 shares. Other than as described above, our Restated Certificate as currently in effect would remain unchanged by the proposed amendment.

If the proposed amendment is approved and adopted by our stockholders at the Annual Meeting, it will become effective upon the filing of a certificate of amendment to our Restated Certificate with the Secretary of State of the State of Delaware in substantially the form attached as Appendix A to this Proxy Statement. Subject to the discretion of the Board, we expect to file the proposed amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE TO
INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK TO 150,000,000 SHARES.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for overseeing the Company’s accounting functions and internal controls. Management is responsible for the Company’s financial reporting process and for designing and monitoring internal control systems. Our independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed, with management and our independent registered public accounting firm, our annual audited consolidated financial statements for Fiscal 2016. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT COMMITTEE:
Charles F. Cargile, Chair
Vincent Sheeran
Blake A. Welcher

This audit committee report shall not be deemed to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the ownership of our common stock, as of April 3, 2017 unless otherwise indicated in the footnotes to the table, by (i) all persons known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors and director nominees, (iii) our principal executive officer and our only other executive officer who was serving as such at the end of Fiscal 2016 (each, a “named executive officer”), and (iv) all of our directors, director nominees and executive officers as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of us.

Beneficial ownership is determined in accordance with applicable SEC rules and generally reflects sole or shared voting or investment power over securities. Under these rules, a person is deemed to be the beneficial owner of securities that the person has the right to acquire as of or within 60 days after April 3, 2017, upon the exercise of outstanding stock options or warrants, the conversion of outstanding convertible notes, or the exercise or conversion of any other derivative securities affording the person the right to acquire shares of our common stock. As a result, each person’s percentage ownership set forth in the table below is determined by assuming that all outstanding stock options, warrants or other derivative securities held by such person that are exercisable or convertible as of or within 60 days after April 3, 2017 have been exercised or converted. Except in cases where community property laws apply or as indicated in the footnotes to the table, we believe that each person identified in the table below possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person. All ownership percentages in the table are based on 61,736,455 shares of our common stock outstanding as of April 3, 2017.

	Shares Beneficially
	Owned
Name and Address of Beneficial Owner:	Number	Percent
5% Stockholders:
AWM Investment Company, Inc.(1)	5,680,928	9.20%
Directors and Executive Officers (2):
Chun K. Hong(3)	6,658,371	10.51%
Gail Sasaki(4)	474,532	*
Charles F. Cargile(5)	48,750	*
Jun S. Cho(6)	223,000	*
Vincent Sheeran(7)	429,135	*
Blake A. Welcher(5)	48,750	*
Kiho Choi	-	-
All executive officers and directors as a group (7 persons)(8)	7,882,538	12.32%

*Represents beneficial ownership of less than 1%.

(1)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2016, filed with the SEC by AWM Investment Company, Inc. (“AWM”), which is the investment adviser to Special Situations Technology Fund, L.P., a Delaware limited partnership (“TECH”), and Special Situations Technology Fund II, L.P., a Delaware limited partnership (“TECH II”). Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are members of SST Advisers, L.L.C., a Delaware limited liability company and the general partner of TECH and TECH II, and are also controlling principals of AWM. The principal business address for AWM is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, New York 10022.

(2)	The address of each director and executive officer is c/o Netlist Inc., 175 Technology, Suite 150, Irvine, California 92618.

(3)

Represents 1,620,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after April 3, 2017, and 5,038,371 outstanding shares of common stock, of which 4,952,803 shares are held by Mr. Hong as trustee of the Hong‑Cha Community Property Trust. Mr. Hong disclaims beneficial ownership of shares held by this trust except to the extent of his pecuniary interest therein.

(4)

Represents 465,157 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after April 3, 2017, and 9,375 outstanding shares of common stock.

(5)	Represents 48,750 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after April 3, 2017.

(6)

Represents 27,500 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after April 3, 2017, and 195,500 outstanding shares of common stock, of which 175,500 are held in 401(k) and other investment accounts.

(7)

Represents 27,500 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after April 3, 2017, and 401,635 outstanding shares of common stock.

(8)

Represents 2,237,657 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after April 3, 2017, and 5,644,881 outstanding shares of common stock.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the direction of, our Board of Directors. Set forth below is the name, age, position and tenure with our Company and a brief description of the business experience of Ms. Gail Sasaki, our only executive officer other than Mr. Hong, who is also a director and whose biographical information and business experience is described above in the description of Proposal No. 1. There is no arrangement or understanding between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer of the Company.

Gail Sasaki, 60, has been our Vice President and Chief Financial Officer since January 2008 and our Secretary since August 2007. From 2006 to January 2008, Ms. Sasaki served as our Vice President of Finance. Prior to her tenure at Netlist, Ms. Sasaki served in various senior financial roles, including Chief Financial Officer of eMaiMai, Inc., a commercial technology company based in Hong Kong and mainland China; Chief Financial Officer, Senior Vice President of Finance, Secretary and Treasurer of eMotion, Inc. (a Kodak subsidiary and formerly Cinebase Software), a developer of business‑to‑business media management software and services, and Chief Financial Officer of MicroNet Technology, Inc., a leader in storage technology. Ms. Sasaki also spent seven years in public accounting leaving as an audit manager with Arthur Young (now known as Ernst &Young LLP). Ms. Sasaki earned a Bachelor’s degree from the University of California at Los Angeles, and also earned a Master of Business Administration degree from the University of Southern California.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information about the compensation awarded to, earned by or paid to our named executive officers for Fiscal 2016 and Fiscal 2015:

				Option	All other
	Fiscal	Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)
Chun K. Hong	2016	323,000	160,000	177,129	45,445	705,574
President and Chief Executive Officer	2015	323,000	160,000	213,133	39,162	735,295

Gail Sasaki	2016	200,000	80,000	44,282	—	324,282
Vice President, Chief Financial Officer and Secretary	2015	200,000	80,000	53,271	—	333,271

(1)

Represents the grant date fair value of stock option awards granted in Fiscal 2016, measured in accordance with Topic 718. The assumptions used in the calculations for these amounts are described in Note 2 “Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 8 “Stockholders’ Equity—Stock-Based Compensation” to our consolidated financial statements included in the Annual Report. For a discussion of the material terms of each stock option award, see the table below entitled “Outstanding Equity Awards at Fiscal Year End.”

(2)

For Fiscal 2016, reflects $12,303 paid for automobile rental payments, $20,435 paid for a country club membership, $6,487 paid for health club memberships, and $6,220 paid for income tax and estate planning costs incurred on Mr. Hong’s behalf. For Fiscal 2015, reflects $12,330 paid for automobile rental payments, $20,125 paid for a country club membership, $4,575 paid for health club memberships, and $2,132 paid for income tax and estate planning costs incurred on Mr. Hong’s behalf.

Employment Agreements

We entered into an employment agreement with our President and Chief Executive Officer, Mr. Hong, in September 2006. This agreement provides for an initial base salary of $323,000 plus other specified benefits, including the reimbursement of professional fees and expenses incurred in connection with income and estate tax planning and preparation, income tax audits and the defense of income tax claims; the reimbursement of membership fees and expenses for professional organizations and one country club; the reimbursement of employment‑related legal fees; automobile rental payments and vehicle‑related expenses; and the reimbursement of health club dues and other similar health‑related expenses. Mr. Hong may earn annual cash performance bonuses, at the discretion of our Compensation Committee or our Board of Directors, of up to 100% of his base salary based upon the achievement of individual and Company performance objectives.

Mr. Hong’s employment agreement automatically renews for additional one‑year periods unless we provide or Mr. Hong provides notice of termination six months prior to the renewal date, but at all times Mr. Hong may terminate his employment upon six months’ advance written notice to us and we may terminate Mr. Hong’s employment upon 30 days’ advance written notice to Mr. Hong. If we terminate Mr. Hong’s employment without cause or if he resigns from his employment for good reason, which includes a termination or resignation upon a change of control of our Company, he will be entitled to receive continued payments of his base salary for one year, reimbursement of medical insurance premiums during that period unless he becomes employed elsewhere, a pro‑rated portion of his annual performance bonus, and, if any severance payment is deemed to be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (the “Code”), an amount equal to any excise tax imposed under Section 4999 of the Code. In addition, upon any such termination or resignation, any unvested stock options held by Mr. Hong will immediately become fully vested and exercisable as of the effective date of the termination or resignation. If Mr. Hong’s employment is terminated due to death or disability, he or his estate will receive a lump-sum payment equal to half of his annual base salary and any stock options held by Mr. Hong will vest to the same extent as they would have vested one year thereafter. Additionally, if Mr. Hong’s employment is terminated due to death or disability, 25% of the shares subject to outstanding stock options, or such lesser amount as is then unvested, will immediately vest and become exercisable. If Mr. Hong resigns without good reason or is terminated for cause, we will have no further obligation to him other than to pay his base salary earned through the date of resignation or termination.

For purposes of Mr. Hong’s employment agreement:

•

“cause” means a reasonable determination by the Board, acting in good faith based upon actual knowledge at the time, that Mr. Hong has (i) materially breached the terms of his employment agreement, or any other material agreement between the Company and Mr. Hong, including an arbitration agreement and a proprietary information and invention assignment agreement, (ii) committed gross negligence or engaged in serious misconduct in the execution of his assigned duties, (iii) been convicted of a felony or other serious crime involving moral turpitude, (iv) materially refused to perform any lawful duty or responsibility consistent with Mr. Hong’s position with the Company, or (v) materially breached his fiduciary duty or his duty of loyalty to the Company;

•

“good reason means (i) the assignment to Mr. Hong, without his consent, of duties inconsistent with his position so as to constitute a diminution of status with the Company, including an assignment of Mr. Hong to a position other than President and Chief Executive Officer of the Company, (ii) a reduction by the Company in the base salary as in effect at any time without Mr. Hong’s consent, other than a decrease of up to (and including) 10% in connection with an adverse change in the business operations or financial condition of the Company, (iii) the occurrence of a change of control, or (iv) a requirement that Mr. Hong relocate (or report on a regular basis) to an office outside of Orange County without his consent; and

•

a “change of control” means the occurrence of any of the following: (i) any person or entity is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company's then outstanding securities that is greater than 50%, (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company in which the Company does not survive, or the Company survives but the shares of the Company’s common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the Company after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

We have not entered into an employment agreement with Ms. Gail Sasaki, our vice president, chief financial officer and secretary. For 2016 and 2015, Ms. Sasaki received an annualized base salary of $200,000. In the event Ms. Sasaki’s employment is terminated due to death or disability, any stock options held by Ms. Sasaki will vest to the same extent as they would have vested one year thereafter. Additionally, in the event that Ms. Sasaki’s employment is terminated due to death or disability, 25% of the shares subject to outstanding stock options, or such lesser amount as is then unvested, will immediately vest and no additional shares will vest thereafter. Ms. Sasaki is eligible for a target cash bonus of 75% of her base salary, which is to be determined by our Board of Directors in its discretion based on various factors.

Cash Bonuses

Mr. Hong and Ms. Sasaki received cash bonuses of $160,000 and $80,000, respectively, for Fiscal 2016, based on the achievement of certain Company performance goals, including meeting and exceeding the Company’s financial plan for the first half of Fiscal 2016. Mr. Hong and Ms. Sasaki received cash bonuses of $160,000 and $80,000, respectively, for Fiscal 2015, based on their work to complete the Company’s joint development agreement and convertible debt financing with Samsung Electronics Co., Ltd. and Samsung Venture Investment Corporation in November 2015.

Retirement and Other Benefits

We maintain a savings plan that qualifies as a defined contribution plan under Section 401(k) of the Code, to which all of our employees, including the named executive officers, are able to contribute up to the limit prescribed by the IRS on a before‑tax basis. We match 50% of the first 6% of pay that is contributed to the savings plan at our discretion in any fiscal year. All employee contributions to the savings plan are fully‑vested upon contribution. The Company’s matching contributions vest over four years.

Outstanding Equity Awards at Fiscal Year End

The following table identifies the equity awards held by our two named executive officers as of the end of Fiscal 2016:

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option	Option
	Options—( # )		Options—(#)		Exercise	Expiration
Name	Exercisable (1)		Unexercisable (1)		Price ($)	Date
Chun K. Hong	100,000	(2)	—		$1.67	9/17/2017
	120,000	(3)	—		$2.20	1/2/2018
	50,000	(4)	—		$0.33	6/10/2019
	300,000	(5)	—		$2.21	3/17/2021
	300,000	(6)	—		$3.59	2/27/2022
	281,250	(7)	18,750	(7)	$0.71	2/11/2023
	206,250	(8)	93,750	(8)	$2.05	2/21/2024
	56,250	(9)	243,750	(9)	$0.84	1/6/2025
	131,250	(10)	168,750	(10)	$0.70	1/18/2026

Gail Sasaki	2,657	(2)	—		$1.93	9/4/2017
	100,000	(3)	—		$2.05	1/4/2018
	6,250	(11)	—		$0.29	11/20/2018
	18,750	(4)	—		$0.33	6/10/2019
	75,000	(5)	—		$2.21	3/17/2021
	75,000	(6)	—		$3.59	2/27/2022
	70,312	(7)	4,688	(7)	$0.71	2/11/2023
	51,562	(8)	23,438	(8)	$2.05	2/21/2024
	32,812	(9)	42,188	(9)	$0.84	1/6/2025
	14,062	(10)	60,938	(10)	$0.70	1/18/2026

(1)

All stock option awards that are not fully exercisable vest in 16 equal quarterly installments, subject to continued service on each vesting date. In the event the named executive officer’s employment with us is terminated due to death or disability, 25% of the shares subject to each such award, or such lesser amount as shall then be unvested, will immediately vest and become exercisable. In addition, with respect to such stock option awards held by Mr. Hong, in the event Mr. Hong’s employment with us is terminated by us without cause or by him for good reason, any unvested portion of such award will immediately vest.

(2)	Represents a stock option award granted under the 2006 Plan in September 2007.

(3)	Represents a stock option award granted under the 2006 Plan in January 2008.

(4)	Represents a stock option award granted under the 2006 Plan in June 2009.

(5)	Represents a stock option award granted under the 2006 Plan in March 2011.

(6)	Represents a stock option award granted under the 2006 Plan in February 2012.

(7)	Represents a stock option award granted under the 2006 Plan in February 2013.

(8)	Represents a stock option award granted under our 2006 Plan in February 2014.

(9)	Represents a stock option award granted under our 2006 Plan in January 2015.

(10)	Represents a stock option award granted under the 2006 Plan in January 2016.

(11)	Represents a stock option award granted under the 2006 plan in November 2008.

Equity Compensation Plans

We currently maintain one equity incentive plan, the Equity Plan, which is described below.

Equity Plan

The Equity Plan initially became effective in 2006, was first amended and restated in 2010, and was again amended and restated in 2016. Our Board and our stockholders have previously approved the Equity Plan, including all amendments and restatements of such plan.

Share Reserve and Share Limits.  Each January 1st, the number of shares reserved for issuance under the Equity Plan will continue to be automatically increased by the lesser of (i) 2.5% of the shares then issued and outstanding, or (ii) 1,200,000 shares. As of April 3, 2017, there were 11,405,566 total shares reserved for issuance under the Equity Plan, including 8,721,291 shares subject to outstanding equity awards granted under this plan.

Any shares subject to an award or portion of an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Equity Plan. Shares that have been issued under the Equity Plan pursuant to an award generally shall not be returned to the reserve under the Equity Plan and shall not become available for future issuance under the Equity Plan, except that if unvested shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the Equity Plan. Shares tendered or withheld in payment of an option exercise price shall not be returned to or become available for future issuance under the Equity Plan.

The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares (with an additional 1,000,000 shares of stock in connection with the participant’s initial employment). For awards of restricted stock, restricted stock units, and performance units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares granted to a participant during a calendar year is 1,000,000 shares.

Administration.  The Equity Plan is administered, with respect to grants of awards to employees, directors, officers, and consultants, by the administrator, which is defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Equity Plan

is administered by the Compensation Committee of the Board of Directors, subject to such committee’s delegation to management to grant awards of up to 25,000 shares.

Eligibility.  Persons eligible to receive awards under the Equity Plan include directors, officers and other employees of and consultants and advisors to the Company or any of its subsidiaries. As of December 31, 2016, approximately 100 officers and other employees of the Company and its subsidiaries (including all of the Company’s named executive officers) and each of the Company’s five non-employee directors are eligible to receive awards under the Equity Plan.

Vesting.  Although the Equity Plan provides the administrator with the discretion to determine the vesting schedule of any awards granted under this plan, stock option awards granted to employees under the Equity Plan typically vest over four years in either 16 equal quarterly installments or one installment of 25% of the shares subject to the award on the one-year anniversary of the grant date and 12 equal quarterly installments thereafter, subject to continued service on each vesting date.

Adjustments Upon Corporate Transactions.  The Equity Plan provides that, in the event of an “acquisition,” as defined in the Equity Plan, the administrator may provide for the termination of outstanding awards under the Equity Plan, unless awards are assumed or replaced by the successor entity in the acquisition. Except as provided in an individual award agreement, for the portion of each award that is not assumed or replaced by the successor entity, such portion of the award may be vested and become exercisable in full or be released from any repurchase or forfeiture rights before the effective date of the acquisition, provided that the participant’s continuous service has not terminated before such date.

Amendment, Suspension and Termination.  The Equity Plan will be for a term of 10 years from its 2016 amendment and restatement, unless sooner terminated by the Board. The Board may at any time amend, suspend or terminate the Equity Plan, subject to obtaining stockholder approval for any amendment to the extent necessary to comply with applicable laws and rules.

U.S. Federal Income Tax Consequences Relating to Awards Granted under the Equity Plan.    The following summary of the federal income tax consequences of the awards granted under the Equity Plan does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Code.

The grant of a non-qualified stock option under the Equity Plan will not result in any federal income tax consequences to the option holder or to the Company. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount. Any gain or loss on the option holder’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The grant of an incentive stock option under the Equity Plan will not result in any federal income tax consequences to the option holder or to the Company. An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the option holder’s total compensation is deemed reasonable in amount.

Federal income tax consequences of other awards we may grant under the Equity Plan are generally as follows: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company is generally entitled to a corresponding deduction at the time the participant recognizes income, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2016 about compensation plans under which our equity securities are authorized for issuance:

	Equity Compensation Plan Information
				Number of securities
				remaining available for
	Number of securities		Weighted-average	future issuance under
	to be issued upon exercise		exercise price of	equity compensation plans
	of outstanding options,		outstanding options,	(excluding securities
Plan Category	warrants and rights		warrants and rights	reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	8,147,980	(1)	$1.51	276,697	(1)
Equity compensation plans not approved by security holders	650,000	(2)	0.87	—
Total	8,797,980		$1.46	276,697

(1)Subject to certain adjustments, as of December 31, 2016, we were authorized to issue a maximum of 10,205,566 shares of our common stock pursuant to awards granted under the Equity Plan. In addition, pursuant to the terms of the Equity Plan, each January 1st, the number of shares reserved for issuance under such plan will continue to be automatically increased by the lesser of (i) 2.5% of the shares then issued and outstanding, or (ii) 1,200,000 shares.

(2)Consists of: (i) a stock option award to purchase up to 100,000 shares of our common stock issued to our Vice President of Advanced Engineering in connection with his hiring in November 2015, which has an exercise price of $0.52 per share and a contractual term of 10 years and which vests over four years, with 25% of the shares subject to the award vesting on the one-year anniversary of the grant date and the remainder of the shares subject to the award vesting in equal quarterly installments thereafter; (ii) a stock option award to purchase up to 400,000 shares of our common stock issued to our Senior Vice President of Sales and Marketing in connection with his hiring in December 2015 which has an exercise price of $0.80 per share and a contractual term of 10 years and which, with respect to 350,000 of the shares subject to the award, vests over four years, with 25% of the shares subject to the award vesting on the one-year anniversary of the grant date and the remainder of the shares subject to the award vesting in equal quarterly installments thereafter, and with respect to 50,000 of the shares subject to the award, vests upon the achievement of specified performance goals; and (iii) a stock option award to purchase up to 150,000 shares of our common stock issued to our Sr. Director of Marketing and Alliances in connection with his hiring in April 2016 which has an exercise price of $1.31 per share and a contractual term of 10 years and which, with respect to 100,000 of the shares subject to the award, vests over four years, with 25% of the shares subject to the award vesting on the one-year anniversary of the grant date and the remainder of the shares subject to the award vesting in equal quarterly installments thereafter, and with respect to 50,000 of the shares subject to the award, vests upon the achievement of specified performance goals.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

Pursuant to its charter and in accordance with applicable Nasdaq rules, our Audit Committee has the responsibility to review and approve in advance any transactions with a related party. The Audit Committee intends to approve only those related party transactions that are considered to be in the best interests of Netlist and our stockholders. In considering whether to approve any transaction, the Audit Committee considers such factors as it deems appropriate, which may include: the related party’s relationship with the Company and interest in the transaction; the material facts of the proposed transaction, including the proposed value of the transaction, or in the case of indebtedness, the principal amount that would be involved; the benefits of the transaction to the Company; an assessment of whether the transaction is on terms that are comparable to the terms available with an unrelated party; in the case of an existing transaction, the impracticability or cost of securing alternative arrangements; and such other factors as the Audit Committee deems relevant.

Related Person Transactions

Except as described below and except for employment arrangements and compensation for Board service, which are described under “Director Compensation” and “Executive Compensation” above, since December 28, 2014, there has not been, nor is there currently proposed, any transaction in which the Company was or is to be a participant in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for our last two completed fiscal years and in which any director, director nominee, officer or beneficial owner of more than 5% of our common stock, or member of any such person’s immediate family, had or will have a direct or indirect material interest.

Our Vice President of Operations, Paik K. Hong, is the brother of Chun K. Hong, our President, Chief Executive Officer and Chairman of the Board. In Fiscal 2016, Mr. P. K. Hong earned salary in the amount of $200,000, a bonus payment of $100,000 and was granted two stock option awards, each to purchase up to 25,000 shares of our common stock at an exercise price of $1.49 or $0.73, respectively. During Fiscal 2015, Mr. P. K. Hong earned salary in the amount of $189,423 and was granted three stock option awards, each to purchase up to 25,000, 75,000 or 25,000 shares of our common stock at an exercise price of $0.55, $1.53 or $1.29, respectively. The total grant date fair value recognized for Mr. P. K. Hong’s stock option awards granted in Fiscal 2016 and Fiscal 2015, measured in accordance with Topic 718, was $43,120 and $135,481, respectively. The assumptions used in the calculations for these amounts are described in Note 2 “Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 8 “Stockholders’ Equity—Stock-Based Compensation” to our consolidated financial statements included in the Annual Report.

We have entered into indemnification agreements with each of our directors and executive officers. In general, these agreements require us to indemnify each such individual to the fullest extent permitted under Delaware law against certain liabilities that may arise by reason of their service for us, and to advance expenses incurred as a result of any such proceeding as to which any such individual could be indemnified.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 or 5. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such forms received by us or written representations from persons subject to Section 16(a), we believe that our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements in Fiscal 2016.

Stockholder Proposals or Director Nominations for 2018 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our 2018 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act is January 2, 2018 if the meeting is held between May 1, 2018 and June 30, 2018 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and sent to our Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a‑8 in all respects.

In accordance with our Bylaws, any stockholder who intends to submit one or more director nominees or any other proposal for consideration at our 2018 annual meeting of stockholders outside the processes of Rule 14a‑8 must, in addition to complying with all other requirements set forth in our Bylaws, (i) in the case of a stockholder seeking inclusion of a director nominee or other proposal in our proxy materials, deliver written notice to us between November 3, 2017 and January 2, 2018 if the meeting is held between May 1, 2018 and June 30, 2018 or, if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, deliver written notice to us not less than 90 days before the date of the meeting. Any such notice must be delivered or mailed and received by our Secretary at the address of our principal executive offices and must contain all of the information required by our Bylaws. We will not entertain any director nominations or other proposal at the Annual Meeting or at our 2018 annual meeting of stockholders that do not meet the requirements set forth in our Bylaws. Please refer to the full text of our Bylaws for additional information about these requirements. A copy of our Bylaws may be obtained by writing to our Secretary at the address of our principal executive offices or may be accessed on our website at http://www.netlist.com or through our SEC filings available at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as brokers or other nominees) to satisfy the delivery requirements for proxy statements, annual reports and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of all proxy materials addressed to these stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers and other nominees that hold shares of our common stock for the account of a beneficial owner will be householding our proxy materials. As a result, a single copy of this Proxy Statement, the Annual Report and the other proxy materials for the Annual Meeting will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you provide contrary instructions. If you are a stockholder at a shared address to which a single copy of this Proxy Statement, the Annual Report and the other proxy materials for the Annual Meeting was delivered, we will deliver promptly, at no charge, a separate copy of all or any such materials upon our receipt of a written or oral request submitted by writing to our Secretary at the address of our principal executive offices or by calling Investor Relations at (212) 986-6667. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement, annual report or other proxy materials for future annual meetings of our stockholders, please notify your broker or other nominee or direct your written or oral request to us as described above. Additionally, stockholders who receive multiple copies of this Proxy Statement, the Annual Report and the other proxy materials for the Annual Meeting at their shared address and would like to request householding of these materials for future annual meetings of our stockholders should contact their brokers or other nominees or direct a written or oral request to us as described above

Other Business at the Annual Meeting

Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote on such matters in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in their best judgment.

By order of the Board of Directors,

Gail Sasaki
Vice President, Chief Financial Officer and Secretary

Irvine, California
May 1, 2017

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

NETLIST, INC.

Netlist, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 12, 2000 and the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 20, 2006.

2.Section (A) of Article IV of the Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety to read as follows:

(A)Classes of Stock.    The corporation is authorized to issue two classes of stock to be designated, respectively, “Serial Preferred Stock” and “Common Stock.” The total number of shares of stock which the corporation is authorized to issue is One Hundred Sixty Million (160,000,000) shares consisting of Ten Million (10,000,000) shares of Serial Preferred Stock, with a par value of $0.001 per share, and One Hundred Fifty Million (150,000,000) shares of Common Stock, with a par value of $0.001 per share.

3.This Certificate of Amendment to the Restated Certificate of Incorporation has been duly approved by the Board of Directors and the stockholders of this Corporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed on _____________, 2017.

NETLIST, INC.
By:
Name:	Chun K. Hong
Title:	President, Chief Executive Officer

A-1

MMMMMMMMMMMM . Netlist, Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: + 01 - Chun Ki Hong 04 - Jun S. Cho 02 - Jeff Benck 05 - Kiho Choi 03 - Charles F. Cargile 06 - Blake A. Welcher Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain For Against Abstain 2. Ratification of appointment of KMJ Corbin & Company LLP as independent registered public accounting firm for the fiscal year ending December 30, 2017. 4. Such other business as may properly come before the meeting or any adjournment or postponement thereof. 3. Approval of amendment to Restated Certificate of Incorporation to increase the number of shares of common stock authorized to be issued from 90,000,000 to 150,000,000. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 2 7 2 1 5 2 02LDPD MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce our costs in mailing proxy materials in the future, you may consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Netlist, Inc. Principal Executive Office: 175 Technology, Suite 150 Irvine, CA 92618 This Proxy is solicited on behalf of the Board of Directors of NETLIST, INC. The undersigned hereby appoints Chun K. Hong and Gail Sasaki or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share, of NETLIST, INC., which the undersigned is entitled to vote at the annual meeting of the stockholders of NETLIST, INC., to be held on Wednesday May 31, 2017 at 10:00 a.m., Pacific Time, at the offices of Merrill Corporation, 2603 Main Street, Suite 610, Irvine, CA 92614-4242, and any and all adjournments or postponements thereof, on the proposals set forth on the reverse side of this Proxy and any other matters properly brought before the meeting. Unless a contrary direction is indicated, this Proxy will be voted FOR all of the director nominees (proposal 1), FOR the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ended December 30, 2017 (proposal 2), and FOR the approval of the amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock we are authorized to issue from 90,000,000 to 150,000,000. With respect to any other matters that may properly come before said meeting, the persons named above are authorized to vote this Proxy in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in their best judgment. All Proxies to vote at said meeting or any adjournment or postponements thereof heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement dated April 28, 2017 is hereby acknowledged. NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE POST PAID ENVELOPE.